UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2023

Crescent Energy Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41132	87-1133610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Travis Street, Suite 7200 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 337-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CRGY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On January 25, 2023, in connection with the Notes Offering (as defined below), Crescent Energy Company (NYSE: CRGY) (“CRGY” or “our,” “us,” or “we”) provided certain updated disclosures to potential investors, the relevant excerpts of which are set forth below.

Certain preliminary data for Q4 2022

As of the date of this current report, we have not finalized our financial and operational results for the year ended December 31, 2022. However, based on preliminary information, we estimate that, for the year ended December 31, 2022, our production ranged from 137 to 139 thousand barrels of oil equivalent per day (“MBoe/d”).

This preliminary estimate is derived from our internal records and is based on the most current information available to management. This estimate is preliminary and inherently uncertain. Our normal reporting processes with respect to the foregoing preliminary estimate have not been fully completed. Our independent auditors have not completed an audit or review of such preliminary estimate or of any other data as of, or for a period ended, December 31, 2022 included in this Current Report. During the course of our and our auditors’ review on this preliminary estimate and any other such data, we could identify items that would require us to make adjustments and that could affect our final results. Any such adjustments could be material. This preliminary estimate should not be viewed as indicative of our financial condition or results as of or for any future period. Actual results could differ from the estimates, trends and expectations discussed herein, and such differences could be material.

In addition, the information contained in Item 8.01 of this Current Report is incorporated into this Item 2.02 by reference.

The information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 7.01.	Regulation FD Disclosure.

On January 25, 2023, Crescent Energy Finance LLC (“CE Finance”), a subsidiary of CRGY, issued a news release announcing that, subject to market conditions, CE Finance intends to offer (the “Notes Offering”) for sale in a private placement pursuant to Rule 144A and Regulation S under the Securities Act, to eligible purchasers $400 million aggregate principal amount of Senior Notes due 2028. A copy of the news release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In addition, the information contained in Item 2.02 and Item 8.01 of this Current Report is incorporated into this Item 7.01 by reference.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act, or the Exchange Act.

Item 8.01	Other Events.

On January 25, 2023, in connection with the Notes Offering, CRGY provided certain updated disclosures to potential investors, the relevant excerpts of which are set forth below in substantially the form in which they were provided in the Notes Offering.

******

Our free cash flow-focused portfolio includes a balanced set of oil and natural gas assets in proven onshore U.S. basins with substantial existing production, a low decline rate and an acreage position that is 96% held by production.

******

Based on forecasts used in our reserve report, our provided developed producing (“PDP”) reserves as of December 31, 2022 have estimated average five-year and ten-year annual decline rates of approximately 13% and 10%, respectively, and an estimated 2023 PDP decline rate of 22%. The relatively higher decline rate in 2023 is due primarily to the high initial production profiles of certain more recently drilled PDP wells acquired in the Uinta Acquisition (as defined below), which we expect to decrease over time as wellbore pressure gradually declines and stabilizes. As a result of this overall low decline profile, we require relatively minimal capital expenditures to maintain our production and cash flows. Our properties located in the Eagle Ford, the Rockies and Barnett represent approximately 84% of our proved reserves as of December 31, 2022, and provide us with diversification from both a regional location and commodity price perspective, which provides us certain downside protection as it relates to commodity-specific pressures, isolated infrastructure constraints or severe weather events. The table below illustrates the aggregate reserve volumes and weighted average decline profiles associated with our proved assets as of December 31, 2022.

Operating Area	Net Proved Reserves (1)	% Oil & Liquids (1)	Net PD Reserves (1)
	(MMBoe)		(MMBoe)
Eagle Ford	147	81%	79
Rockies	222	53%	192
Barnett	111	20%	111
Other (2)	94	67%	78

Total	573	56%	460

(1)

Our reserves were determined using average first-day-of-the-month prices for the prior 12 months in accordance with guidance from the U.S. Securities and Exchange Commission (the “SEC”). For oil and natural gas liquids (“NGL”) volumes, the average West Texas Intermediate (“WTI”) posted price of $93.67 per barrel as of December 31, 2022, was adjusted for items such as gravity, quality, local conditions, gathering, transportation fees and distance from market. For natural gas volumes, the average Henry Hub Index spot price of $6.36 per one million British thermal unit (“MMBtu”) as of December 31, 2022, was similarly adjusted for items such as quality, local conditions, gathering, transportation fees and distance from market. All prices are held constant throughout the lives of the properties. The average adjusted product prices over the remaining lives of the properties are $89.87 per barrel of oil, $5.80 per 1,000 cubic feet (“Mcf”) of natural gas and $37.98 per barrel of NGLs.

(2)	Includes working interest properties located in Mid-Con, California, Permian as well as diversified mineral and royalty interests.

******

As of December 31, 2022, we have identified 247 net locations as proved undeveloped reserves (“PUD”) drilling locations as of December 31, 2022, representing approximately $1.7 billion of reinvestment potential.

******

As of December 31, 2022, our derivative portfolio had an aggregate notional value of approximately $1.4 billion. We determine the fair value of our oil and natural gas commodity derivatives using valuation techniques that utilize market quotes and pricing analysis. Inputs include publicly available prices and forward price curves generated from a compilation of data gathered from third parties.

The following table details our net volume positions by commodity as of December 31, 2022.

Production Period	Volumes	Weighted Average	Fair Value
	(in thousands)		(in thousands)
Crude oil swaps (Bbls):
WTI
2023	9,710	$60.00	$(180,441)
2024	5,721	63.82	(54,455)
Brent
2023	527	52.52	(15,690)
2024	276	68.65	(2,536)
Crude oil collars – WTI (Bbls):
2023	1,155	48.68- 57.87	(24,467)
Natural gas swaps (MMBtu):
2023	62,248	2.73	(92,657)
2024	9,604	4.14	(1,139)
NGL swaps (Bbls):
2023	1,379	40.80	15,710
Crude oil basis swaps (Bbls):
2023	2,461	1.15	23
Natural gas basis swaps (MMBtu):
2023	8,202	(0.43)	980
Calendar Month Average roll swaps (Bbls):
2023	2,736	0.05	(896)
Natural gas collars (MMBtu):
2023	550	2.63- 3.01	(659)
2024	18,300	3.38- 4.56	(5,607)

Total			$(361,834)

******

Summary reserve data based on SEC Pricing

The following table provides our historical reserves, the pre-tax undiscounted present value of such reserves (“PV-0”) and the pre-tax present value of such reserves discounted at ten percent (“PV-10”) as of December 31, 2022, in each case prepared in accordance with SEC Pricing. SEC Pricing means the price per barrel (“Bbl”) for oil or per MMBtu for natural gas as calculated from the unweighted arithmetic average first day of the month prices for the prior 12 months, as adjusted by lease for quality, transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the wellhead. The reserve estimates presented in the tables below are based primarily on a reserve report prepared by Ryder Scott Company, LP (“Ryder Scott”). In preparing its report, Ryder Scott evaluated properties representing approximately 97% of our PV-10 and 98% of our total proved reserves as of December 31, 2022. Our internal technical staff evaluated the remaining properties.

As of December 31, 2022 (1)
Net Proved Reserves:
Oil (MBbls)	243,082
Natural gas (MMcf)	1,506,535
NGLs (MBbls)	78,621
Total Proved Reserves (MBoe)	572,793
PV-0 (millions) (2)	$17,170
PV-10 (millions) (2)	$9,602
Net Proved Developed Reserves:
Oil (MBbls)	160,113
Natural gas (MMcf)	1,398,770
NGLs (MBbls)	66,803
Total Proved Developed Reserves (MBoe)	460,046
PV-0 (millions) (2)	$12,330
PV-10 (millions) (2)	$7,132
Net Proved Undeveloped Reserves:
Oil (MBbls)	82,969
Natural gas (MMcf)	107,765
NGLs (MBbls)	11,818
Total Proved Undeveloped Reserves (MBoe)	112,747
PV-0 (millions) (2)	$4,840
PV-10 (millions) (2)	$2,470

(1)

Our reserves, PV-0 and PV-10 were determined using SEC Pricing. For oil and NGL volumes, the average WTI posted price of $93.67 per barrel as of December 31, 2022, was adjusted for items such as gravity, quality, local conditions, gathering, transportation fees and distance from market. For natural gas volumes, the average Henry Hub Index spot price of $6.36 per MMBtu as of December 31, 2022, was similarly adjusted for items such as quality, local conditions, gathering, transportation fees and distance from market. All prices are held constant throughout the lives of the properties. The average adjusted product prices over the remaining lives of the properties are $89.87 per barrel of oil, $5.80 per Mcf of natural gas and $37.98 per barrel of NGLs as of December 31, 2022. As of December 31, 2022, approximately $3,452 million, $3,564 million, $911 million and $1,674 million of the net proved PV-10 shown above, and approximately $1,907 million, $2,902 million, $911 million and $1,412 million of the net proved developed PV-10 shown above, relate to properties in the Eagle Ford, Rockies, Barnett and other operating areas, respectively.

(2)

Present value (discounted at PV-0 and PV-10) is not a financial measure calculated in accordance with GAAP because it does not include the effects of income taxes on future net revenues. Neither PV-0 nor PV-10 represent an estimate of the fair market value of our oil and natural gas properties. Our PV-0 measurement does not provide a discount rate to estimated future cash flows. PV-0 therefore does not reflect the risk associated with future cash flow projections like PV-10 does. PV-0 should therefore only be evaluated in connection with an evaluation of our PV-10 of discounted future net cash flows. We believe that the presentation of PV-0 and PV-10 is relevant and useful to our investors about the future net cash flows of our reserves in the absence of a comparable measure such as standardized measure. We and others in our industry use PV-0 and PV-10 as a measure to compare the relative size and value of proved reserves held by companies without regard to the specific tax characteristics of such entities. Investors should be cautioned that neither of PV-0 and PV-10 represent an estimate of the fair market value of our proved reserves. The most directly comparable GAAP financial measure is standardized measure of discounted future net cash flows. Our standardized measure includes the effects of income taxes on future net revenues; however, neither such income tax effects nor such standardized measure is presented in this Current Report on Form 8-K, as certain tax estimates necessary for purposes of calculating such measures are unavailable to management as of the date hereof and a reconciliation thereto would not be available without unreasonable efforts.

Summary reserve data based on NYMEX pricing

The following table provides our historical reserves, PV-0 and PV-10 as of December 31, 2022 using NYMEX pricing. We have included this reserve sensitivity in order to provide an additional method of presentation of the fair value of our assets and the cash flows that we expect to generate from those assets based on the market’s forward-looking pricing expectations as of December 31, 2022. The historical 12-month pricing average does not reflect the oil and natural gas futures. We believe that the use of forward prices provides investors with additional useful information about our reserves, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not a substitute, for the data presented based on SEC Pricing. In addition, we believe strip pricing provides relevant and useful information because it is widely used by investors in our industry as a basis for comparing the relative size and value of our proved reserves to our peers and in particular addresses the impact of differentials compared with our peers. Our estimated historical reserves, PV-0 and PV-10 based on NYMEX pricing were otherwise prepared on the same basis as our estimations based on SEC Pricing reserves for the comparable period. Reserve estimates using NYMEX pricing are calculated using the internal systems of our management and have not been prepared or audited by an independent, third-party reserve engineer, but otherwise contain the same parameters, except for price and minor system differences.

As of December 31, 2022 (1)
Net Proved Reserves:
Oil (MBbls)	219,499
Natural gas (MMcf)	1,380,510
NGLs (MBbls)	70,605
Total Proved Reserves (MBoe)	520,189
PV-0 (millions) (2)	$8,609
PV-10 (millions) (2)	$5,315
Net Proved Developed Reserves:
Oil (MBbls)	138,501
Natural gas (MMcf)	1,275,631
NGLs (MBbls)	59,090
Total Proved Developed Reserves (MBoe)	410,196
PV-0 (millions) (2)	$6,050
PV-10 (millions) (2)	$4,062
Net Proved Undeveloped Reserves:
Oil (MBbls)	80,998
Natural gas (MMcf)	104,879
NGLs (MBbls)	11,515
Total Proved Undeveloped Reserves (MBoe)	109,993
PV-0 (millions) (2)	$2,558
PV-10 (millions) (2)	$1,252

(1)

Our NYMEX reserves, PV-0 and PV-10 were determined using NYMEX pricing, without giving effect to derivative transactions and were calculated based on settlement prices to better reflect the market expectations as of that date, as adjusted for our estimates of quality, transportation fees, and market differentials. The NYMEX reserves calculations are based on NYMEX pricing at closing on December 31, 2022 for oil and natural gas. The average adjusted product prices over the remaining lives of the properties are $64.35 per barrel of oil, $3.94 per Mcf of natural gas and $27.31 per barrel of NGLs as of December 31, 2022. We believe that the use of forward prices provides investors with additional useful information about our reserves, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not as a substitute, for the data presented based on SEC Pricing. As of December 31, 2022, approximately $2,003 million, $1,897 million, $455 million and $960 million of the net proved PV-10 shown above, and approximately $1,208 million, $1,545 million, $455 million and $855 million of the net proved developed PV-10 shown above, relate to properties in the Eagle Ford, Rockies, Barnett and other operating areas, respectively.

(2)

Present value (discounted at PV-0 and PV-10) is not a financial measure calculated in accordance with GAAP because it does not include the effects of income taxes on future net revenues. Neither PV-0 nor PV-10 represent an estimate of the fair market value of our oil and natural gas properties. Our PV-0 measurement does not provide a discount rate to estimated future cash flows. PV-0 therefore does not reflect the risk associated with future cash flow projections like PV-10 does. PV-0 should therefore only be evaluated in connection with an evaluation of our PV-10 of discounted future net cash flows. We believe that the presentation of PV-0 and PV-10 is relevant and useful to our investors about the future net cash flows of our reserves in the absence of a comparable measure such as standardized measure. We and others in our industry use PV-0 and PV-10 as a measure to compare the relative size and value of proved reserves held by companies without regard to the specific tax characteristics of such entities. Investors should be cautioned that neither of PV-0 and PV-10 represent an estimate of the fair market value of our proved reserves. The most directly comparable GAAP financial measure is standardized measure of discounted future net cash flows. Our standardized measure includes the effects of income taxes on future net revenues; however, neither such income tax effects nor such standardized measure is presented in this Current Report on Form 8-K, as certain tax estimates necessary for purposes of calculating such measures are unavailable to management as of the date hereof and a reconciliation thereto would not be available without unreasonable efforts. GAAP does not prescribe any corresponding measure for PV-10 of reserves based on pricing other than SEC Pricing. As a result, it is not practicable for us to reconcile our PV-10 using NYMEX pricing to standardized measure as determined in accordance with GAAP.

******

As of December 31, 2022, we had $559.0 million in outstanding borrowings under our revolving credit facility and no cash and cash equivalents.

******

This Item 8.01 incorporates by reference the reserve report prepared by Ryder Scott Company, our independent reserve engineers, filed as Exhibit 99.2 herewith.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit	Description

23.1	Consent of Ryder Scott Company, LP.

99.1	Press Release, dated January 25, 2023.

99.2	Report of Ryder Scott Company, LP.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CRGY has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2023

CRESCENT ENERGY COMPANY

By:	/s/ Bo Shi
Name:	Bo Shi
Title:	General Counsel